                                            KIMBALL INTERNATIONAL, INC.
                                         COMPUTATION OF EARNINGS PER SHARE
                                           THREE MONTHS ENDED MARCH 31,
                                                    (UNAUDITED)

                                                           1997                               1996
                                                -----------------------------       --------------------------
Net income, three months ended March 31,. .  .                    $14,521,000                      $ 9,969,000

Dividends declared on common stock:
  Class A -- $0.2575 and $0.2275 per share . .                     (1,865,000)                      (1,663,000)
  Class B -- $0.26 and $0.23 per share . . . .                     (3,498,000)                      (3,127,000)
                                                                   (5,363,000)                      (4,790,000)

Undistributed Earnings . . . . . . . . . . . .                    $ 9,158,000                      $ 5,179,000

Average number of shares outstanding . . . . .                     20,696,470                       20,905,962

Undistributed earnings divided
by average number
of shares outstanding  . . . . . . . . . . . .                    $.4425                           $.2477

                                                Class A           Class B           Class A        Class B

Undistributed earnings per share . . . . . . .  $.4425            $.4425            $.2477         $.2477
Assumed distribution of earnings . . . . . . .   .2575             .2600             .2275          .2300
  Earnings per share . . . . . . . . . . . . .  $.7000            $.7025            $.4752         $.4777

  Rounded. . . . . . . . . . . . . . . . . . .  $  .69            $  .70            $  .47         $  .48




                                            KIMBALL INTERNATIONAL, INC.
                                         COMPUTATION OF EARNINGS PER SHARE
                                            NINE MONTHS ENDED MARCH 31,
                                                    (UNAUDITED)

                                                           1997                               1996
                                                -----------------------------       --------------------------
Net income, nine months ended March 31,. . . .                    $42,663,000                      $30,678,000

Dividends declared on common stock:
  Class A -- $0.7725 and $0.6825 per share . .                     (5,606,000)                      (4,987,000)
  Class B -- $0.78 and $0.69 per share . . . .                    (10,508,000)                      (9,395,000)
                                                                  (16,114,000)                     (14,382,000)

Undistributed Earnings . . . . . . . . . . . .                    $26,549,000                      $16,296,000

Average number of shares outstanding . . . . .                     20,732,822                       20,929,633

Undistributed earnings divided
by average number
of shares outstanding  . . . . . . . . . . . .                    $1.2805                          $.7786

                                                Class A           Class B           Class A        Class B

Undistributed earnings per share . . . . . . .  $1.2805           $1.2805          $ .7786        $ .7786
Assumed distribution of earnings . . . . . . .    .7725             .7800            .6825          .6900
  Earnings per share . . . . . . . . . . . . .  $2.0530           $2.0605          $1.4611        $1.4686

  Rounded. . . . . . . . . . . . . . . . . . .  $  2.05           $  2.06          $  1.46        $  1.47

                                                                   Exhibit(11)